EXHIBIT 11

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                           Basic                  Diluted(2)
                                                     earnings per share       earnings per share
                                                       1998      1997(3)      1998         1997(3)
Average shares outstanding for the six month period
ending June 30,                                     3,832,004   3,683,866   3,832,004      3,683,866

     Incremental shares resulting from conversion of common stock equivalents:

        Options  to  purchase  shares of common stock
        at an  exercise  price of $5.582 - $16.375
        (499,461 and 444,495 options at June 30, 1998
        and 1997, respectively)(1)                                             90,075         42,541
                                                    ---------   ---------   ---------      ---------


           Total incremental shares resulting from
           conversion of common stock equivalents
           at June 30,                                                         90,075         42,541
                                                    ---------   ---------   ---------      ---------

Total shares and  incremental  shares  resulting
from conversion of common stock equivalents at
June 30,                                            3,832,004   3,683,866   3,922,079      3,726,407
                                                    =========   =========   =========      =========


Percentage of incremental shares resulting from
conversion of common stock equivalents at  June 30,                             2.30%          1.14%
                                                    =========   =========   =========      =========




                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                             Basic                   Diluted(2)
                                                       earnings per share        earnings per share
                                                        1998      1997(3)        1998       1997(3)
Average shares outstanding for the three
month period ending June 30,                         3,862,272   3,700,290     3,862,272   3,700,290

     Incremental shares resulting from conversion of common stock equivalents:

        Options  to  purchase  shares of common  stock
        at an  exercise  price of 5.582 - $16.375
        (499,461 and 444,495 options at June 30, 1998
        and 1997,respectively) (1)                                                100,559      59,667

                                                     ----------   ----------    ---------   ----------


           Total incremental shares resulting from
           conversion of common stock equivalents
           at June 30,                                                            100,559      59,667
                                                     ----------   ----------    ---------   ----------

Total shares and  incremental  shares  resulting
from conversion of common stock eqivalents at
June 30,                                             3,862,272    3,700,290     3,962,831   3,759,957
                                                     ==========   ==========    =========   ==========


    Percentage of incremental shares resulting from                                 2.54%        1.59%

conversion of common stock equivalents at  June 30,  ==========   ==========    =========   ==========








                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1) Outstanding options and warrants to purchase common stock.

      Options to purchase shares of common stock as of June 30, 1998 and 1997, respectively:

                                        June 30, 1998         June 30, 1997
                                        -------------         -------------

Grant price: $    5.58 .....................  2,722               3,328
Grant price: $    8.18 .....................  4,565               5,555
Grant price: $    8.27 .....................  4,537               5,264
Grant price: $    8.977.....................   --                11,550
Grant price: $    9.43 .....................  3,300               3,300
Grant price: $    9.54 .....................  4,015               5,005
Grant price: $    9.659.....................   --                14,025
Grant price: $    9.773.....................   --                28,050
Grant price: $   10.11 ..................... 11,000              13,200
Grant price: $   10.750.....................   --                11,000
Grant price: $   11.02 ..................... 77,550                --
Grant price: $   11.36 ..................... 19,250              19,250
Grant price: $   11.59 .....................  2,805               4,400
Grant price: $   12.15 ..................... 89,672             104,033
Grant price: $   12.61 ..................... 60,345              68,970
Grant price: $   12.745.....................   --                 1,815
Grant price: $   12.84 ..................... 19,250              19,250
Grant price: $   12.951..................... 14,950             118,250
Grant price: $   13.52 .....................  8,250               8,250
Grant price: $   16.37 ..................... 77,250                --
                                            -------             -------

                                            499,461             444,495
                                            =======             =======



  (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on June 30, 1998 and 1997, as reported on the American Stock Exchange.

  (3) 1997 amounts are restated to reflect the 10% stock dividend paid to stockholders of record as of March 31, 1998.